Exhibit 99.1


                              FOR IMMEDIATE RELEASE
                              ---------------------

                  FRANKLIN CAPITAL TERMINATES MERGER AGREEMENT


                                                           July 1, 2002

NEW YORK, N.Y.--Franklin Capital Corporation (AMEX:FKL) today announced that it has exercised its contractual right to terminate the Merger Agreement between Franklin and Change Technology Partners, Inc. The Board of Directors of Franklin believes that, because of a change in circumstances at both companies between the time the Merger Agreement was signed and today, it is no longer in the best interests of Franklin and its stockholders to complete the merger. Franklin is currently exploring other opportunities to solidify its financial structure and create value for its stockholders.


Company Contact:
Franklin Capital Corporation
Spencer L. Brown
(212) 486-2323